EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38643), as amended, pertaining to the 1997 Equity Incentive Plan of BEI Technologies, Inc., of our report dated November 20, 2002, with respect to the financial statements and schedule of OpticNet, Inc., included in this Form 10-K/A for the year ended September 28, 2002.


                                                               Ernst & Young LLP

San Francisco, California
Date February 4, 2003
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